golubcapital.com Page 1 of 2 To Our Partners, Consistent with our commitment to transparency, we are writing today to share with you our initial assessment of the impact of the Silicon Valley Bank (“SVB”) and Signature Bank (“SBNY”) failures on Golub Capital Direct Lending Corporation (together with its consolidated subsidiaries, “GDLC,” “we,” “us,” “our” or the “Company”). In short, we believe GDLC and its investment adviser are in a strong capital and liquidity position, and, based on the work we have completed to date, we have not identified material problems or risks related to the SVB and SBNY failures. This letter summarizes key findings from Golub Capital’s work to date to assess GDLC’s potential risk exposures related to SVB and SBNY. GDLC Has No Material Financial or Operational Exposure to SVB or SBNY  GDLC does not hold any cash or restricted cash balances with SVB or SBNY. GDLC retains its cash and restricted cash balances in custodian accounts with Deutsche Bank.  GDLC does not have any lending agreements with SVB or SBNY.  We do not expect the SVB and SBNY failures to impact the ability of GDLC to achieve its leverage targets. GDLC Operational Adjustments  GDLC has utilized SVB operating accounts for administrative functions, including to receive capital call payments and send distributions.  GDLC has back-up and alternative operating accounts that we plan to utilize going forward for these administrative functions, including the capital call and distribution payment activity.  It is part of our culture to have backup plans to our backup plans, so we were able to make these minor operational adjustments smoothly. GDLC Believes Portfolio Company Exposure to SVB and SBNY Is Not Material  GC Advisors LLC, GDLC’s investment adviser (“GC Advisors”), and other affiliates of Golub Capital LLC (collectively “Golub Capital”) have been in active dialogue with our portfolio company borrowers and their private equity firm partners.  Based on these discussions, we are not aware of any GDLC borrowers that have faced material issues to date as a consequence of SVB’s or SBNY’s failure.  We have learned to date that the vast majority of GDLC's portfolio companies do not have a banking relationship with SVB or SBNY. Among those who did have deposits with SVB or SBNY, we understand that most have transferred their deposits to another financial institution or are in the process of doing so.  Based on information we received from our portfolio companies to date, we do not believe there are any GDLC portfolio company borrowers with meaningful exposure to undrawn loan facilities where SVB or SBNY is the lender. No Material Impact on Golub Capital and GC Advisors  Across Golub Capital’s funds and management companies, there is no material deposit exposure to SVB, SBNY or any other regional banks.  Golub Capital continues to carefully monitor developments with respect to other regional banks that have come under stock market pressure. Golub Capital believes it does not have material risk exposure to such banks.  Golub Capital believes it is well-prepared for the challenge of today’s uncertain environment. Sincerely, David B. Golub Chief Executive Officer, Golub Capital Direct Lending Corporation

golubcapital.com Page 2 of 2 FORWARD-LOOKING STATEMENTS This letter may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this letter may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those expressed or implied in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. Golub Capital Direct Lending Corporation undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.